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                                                                    EXHIBIT 99.1

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NEWS  RELEASE
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FOR IMMEDIATE RELEASE

February 5, 2004

                    BELDEN AND CDT ANNOUNCE MERGER OF EQUALS

                  COMBINED COMPANY TO BE NAMED BELDEN CDT INC.

        WITH $1.3 BILLION SALES, COMPANY WILL BE A MARKET LEADER IN HIGH-
                         SPEED ELECTRONIC COPPER CABLE


St. Louis, MO, and Schaumburg, IL - Belden Inc. (NYSE:BWC) and Cable Design Technologies (NYSE:CDT) announced today that the boards of directors of the two companies have unanimously approved and entered into a definitive agreement providing for a merger of equals. The combined company will be called Belden CDT Inc. and will be headquartered in St. Louis. Belden CDT--with sales of approximately $1.3 billion--will be among the largest U.S.-based manufacturers of high-speed electronic copper cable and will focus on products for the specialty electronics and data networking markets, including connectivity. The transaction is expected to be completed during the second quarter of 2004.

Under the terms of the agreement, each Belden share will be exchanged for two shares of CDT. Upon completion of the merger:

         o        The combined company will change its name to Belden CDT Inc.

         o The company will execute a one-for-two reverse stock split, reducing the number of shares.

         o The combined company is expected to have approximately 46 million shares outstanding, after the reverse split.

         o The combined company will expect to continue Belden's dividend policy of $0.05 per share quarterly.

         o The former CDT shareholders will own approximately 45% of the combined company and the former Belden shareholders will own approximately 55% of the combined company.

         o The combined company expects to be listed on the NYSE under a new ticker symbol.

Following the completion of the merger, Bryan C. Cressey, Chairman of the Board of CDT, will serve as Chairman of the Board of the combined company, and C. Baker Cunningham, Chairman, President, and Chief Executive Officer of Belden, will serve as President and Chief Executive Officer


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of the combined company. Ferdinand Kuznik, currently CDT's Chief Executive
Officer, and George Graeber, currently CDT's President and Chief Operating Officer, will join the office of the CEO of Belden CDT Inc. to advise and assist in the integration of the two businesses and will focus on realizing expected synergies. Richard K. Reece, Vice President, Finance and Chief Financial Officer of Belden, will have the same role in the combined company. Key operating management roles will be as follows:

         o        Robert Canny, Specialty Products

         o        David Harden, West Penn Wire

         o        Robert Matz, Communications Products

         o        Larrie Rose, Europe

         o        Peter Sheehan, Networking

         o        Peter Wickman, Electronics Products

The combined company's board will consist of ten directors, five designated by each of the companies from their current boards, including Messrs. Cressey, Cunningham, and Kuznik.

"The merger of Belden and CDT with its synergies is expected to be accretive to all shareholders. It provides the opportunity to increase shareholder value by reducing costs, broadening the product portfolio and diversifying core markets, and combining a deep and experienced management team," said Mr. Cressey. "These benefits and the strength of the combined balance sheet will provide financial flexibility and set us apart from others in our industry."

"The merger of Belden and CDT, both leaders in the cable and wire industry, creates a preeminent supplier of electronic and specialty products, " said Mr. Cunningham. "The combination of well-known specialty brands means that we have a more comprehensive array of products and a broader range of preferred cabling and connectivity solutions. Expected synergies of approximately $25 million through the implementation of best practices and elimination of duplicate costs will make us more competitive in providing value to our customers," he concluded.

The signed merger agreement is subject to certain closing conditions, including approval by the stockholders of both Belden and CDT and approval under the United States and certain other countries' antitrust laws.

UBS Securities LLC acted as financial advisor to Belden Inc., and Skadden Arps Slate Meagher & Flom LLP acted as Belden's legal counsel. Credit Suisse First Boston acted as financial advisor to CDT, and Kirkland & Ellis LLP acted as CDT's legal counsel.



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In a separate communication today, Belden announced results for the quarter and year ended December 31, 2003. Also today, CDT announced separately the preliminary results for its second fiscal quarter ended January 31, 2004. CDT plans to release final results for that quarter during the week of March 8, 2004.

FORWARD-LOOKING STATEMENTS

This release contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements involve risk and uncertainty. Actual results could differ from those currently anticipated due to a number of factors including those mentioned in documents filed with the SEC by both Belden Inc. and Cable Design Technologies Corporation. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all, or that the expected synergies and cost savings will be realized. Factors that could cause results to differ from expectations include the level of market demand for the products of the Companies, competitive pressures, economic conditions in the U.S. and other countries where the Companies operate, working capital needs, information technology spending, the ability to achieve reductions in costs, price fluctuations of raw materials and the potential unavailability thereof, foreign currency fluctuations, technological obsolescence, environmental matters, industry competition and other specific factors discussed in the Belden annual report filed with the SEC on Form 10K on March 14, 2003, and the CDT annual report on form 10K filed with the SEC on October 29, 2003. Belden and CDT assume no responsibility to update any forward-looking statements as a result of new information or future developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

CDT intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction. Investors and security holders of CDT and Belden are urged to read the joint proxy statement/prospectus and other relevant materials when the become available because they will contain important information about CDT, Belden and the propsed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC's website www.sec.gov. A free copy of the joint proxy statement/prospectus when it becomes available may also be obtained from CDT at 1901 North Roselle Road, Schaumburg, IL 60195 or from Belden at 7701 Forsyth Boulevard, Suite 800, St. Louis, MO 63105.

PARTICIPANTS IN THE TRANSACTION

CDT, Belden and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction.



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Information about the directors and executive officers of CDT and their ownership of CDT shares is set forth in the proxy statement for CDT's 2003 annual meeting of stockholders. Information about the directors and executive officers of Belden and their ownership of Belden stock is set forth in the proxy statement for Belden's 2003 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

NOTE TO FINANCIAL ANALYSTS: There will be a conference call for financial analysts on Thursday, February 5, 2004, at 10:30 a.m. eastern time with members of management of both Belden and CDT. To participate in the call, dial 719-457-2617 a few minutes before the scheduled start time. The public may listen to the call via webcast at investor.belden.com or at www.cdtc.com.

ABOUT BELDEN: Belden is LINKING PEOPLE AND TECHNOLOGY by designing, manufacturing, and marketing wire, cable, and fiber optic products for the electronic, electrical and communications markets worldwide. Visit Belden's website at www.belden.com.

ABOUT CDT: Cable Design Technologies (www.cdtc.com) is a leading designer and manufacturer of high-bandwidth network connectivity products used in computer interconnect, switching and wireless applications and electronic data and signal transmission products that are used in automation and process control and specialty applications.

CONTACT:       Belden Inc.
               Dee Johnson, Director of Investor Relations
               314-854-8054

               Cable Design Technologies
               Chuck Cohrs, Treasurer
               847-230-1836



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